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EXHIBIT 4.5


                              PACIFIC ETHANOL, INC.
                  5711 N. West Avenue Fresno, California 93711


                                WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this "Agreement") is made and entered into on November _____, 2004, to be effective September 12, 2003 by and between PACIFIC ETHANOL, INC., a California corporation ("Company") and __________ ("Holder"). Company and Holder are sometimes collectively referred to herein as the "Parties" or singularly as a "Party."

                                R E C I T A L S
                                ---------------

A. Company proposes to issue to Holder _____ Thousand (________) warrants to purchase shares of Company's Common Stock (the "Shares" or the "Common Stock") (the "Warrants").

B. Each Warrant entitles the holder thereof to purchase one share of Common
Stock.

C. The Warrants will be issued by Company to Holder as part of the consideration payable to Holder for services provided to Company pursuant to the terms of that certain Finder's Fee Agreement executed by and between the Parties.

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the Parties hereto agree as follows:

1. ISSUANCE OF WARRANTS. Pursuant to the terms and subject to the conditions of this Agreement, Company hereby issues and grants the Warrants to Holder.

2. WARRANT CERTIFICATES. The warrant certificates evidencing the Warrants (the "Warrant Certificates") shall be in the form set forth in Exhibit "A", attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.

3. RIGHT TO EXERCISE WARRANTS. Each Warrant may be exercised from the effective date of this Agreement until 4:59 P.M. (Pacific Time) on the date that is nine
(9) years after the effective date of this Agreement (the "Expiration Date"). Each Warrant not exercised on or before the Expiration Date shall automatically expire. Each Warrant shall entitle its holder to purchase from Company one share of Common Stock (the "Exercise Shares") at an exercise price of One and 50/100 Dollars ($1.50) per Share, subject to adjustment as set forth below (the "Exercise Price").

4. FRACTIONAL SHARES. Company shall not be required to issue fractional shares of the Common Stock upon the exercise of the Warrants or to deliver Warrant Certificates that evidence fractional shares of the Common Stock. In the event that a fraction of an Exercise Share would, except for the provisions of this
Section 4, be issuable upon the exercise of the Warrants, Company shall pay to Holder exercising the Warrants an amount in cash equal to such fraction multiplied by the current market value of an Exercise Share. For purposes of this Section 4, the current market value of an Exercise Share shall be determined as follows:

         (a) if the Exercise Shares are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ Reporting System, the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the


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         last business day prior to the date on which the Warrant is exercised, or, if not so reported, the average of the closing bid and asked prices for an Exercise Share as furnished to Company by any member of the National Association of Securities Dealers, Inc., selected by Company for that purpose.

         (b) if the Exercise Shares are listed or traded on a national securities exchange or in the NASDAQ Reporting System, the closing price on the principal national securities exchange on which they are so listed or traded or in the NASDAQ Reporting System, as the case may be, on the last business day prior to the date of the exercise of the Warrants. The closing price referred to in this subsection (b) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Exercise Shares are then listed on in the NASDAQ Reporting System; or

         (c) if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors of Company.

5. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed prior to the Expiration Date, Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate representing equivalent rights and interests.

6. RESERVATION OF SHARES. Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares for the purpose of enabling it to satisfy its obligation to issue Shares upon exercise of the Warrants, the full number of Shares deliverable upon the exercise of all outstanding Warrants. Company covenants that all Shares which may be issued upon exercise of the Warrants will be validly issued, fully paid and non-assessable outstanding Shares of Company.

7. RIGHTS OF HOLDER. Holder shall not, by virtue of anything contained in this Agreement or otherwise, prior to exercise of the Warrants, be entitled to any right whatsoever, either in law or equity, of a stockholder of Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of Company of any other matter.

8. INVESTMENT INTENT. Holder represents and warrants to Company that Holder is acquiring the Warrants for investment and with no present intention of distributing or reselling any of the Warrants.

9. CERTIFICATES TO BEAR LANGUAGE. The Warrants and the certificate or certificates therefor shall bear the following legend by which each holder shall be bound:

         "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OF THE ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

The Shares and the certificate or certificates evidencing any such Shares shall bear the following legend:


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         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY OTHER STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS IS AVAILABLE."

Certificates for Warrants without such legend shall be issued if such Warrants or Shares are sold pursuant to an effective registration statement under the Securities Act of 1933 (the "Act") or if Company has received an opinion from counsel reasonably satisfactory to counsel for Company, that such legend is no longer required under the Act.

10. ADJUSTMENT OF NUMBER OF SHARES AND CLASS OF CAPITAL STOCK PURCHASABLE. The number of Shares and class of capital stock purchasable under this Agreement are subject to adjustment from time to time as set forth in this Section 10.

         (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If Company: (i) pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock; (ii) splits its outstanding shares of Common Stock into a greater number of shares; (iii) combines its outstanding shares of Common Stock into a smaller number of shares;
         (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (v) issues by reclassification of its shares of Common Stock any shares of its capital stock; then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action. For a dividend or distribution the adjustment shall become effective immediately after the record date for the dividend or distribution. For a split, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification. If after an adjustment the holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of Company, the Board of Directors of Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Agreement. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 10(a), a Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect.

         (b) CONSOLIDATION, MERGER OR SALE OF COMPANY. If Company is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or Company, as the case may be) shall by operation of law assume Company's obligations under this Agreement. Upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 10(b).


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11. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of Company or Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

12. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute by one and the same instrument.

13. NOTICES. All notices or other communications under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt requested, addressed as follows: if to Company: Attention: Chief Operating Officer, and to Holder: at the address of Holder appearing on the books of Company or Company's transfer agent, if any. Either Company or Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section 13.

14. SUPPLEMENTS AND AMENDMENTS. Company may from time to time supplement or amend this Agreement without the approval of any holders of the Warrants in order to cure any ambiguity or to be correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which Company may deem necessary or desirable and which shall not materially adversely affect the interest of the holder.

15. SEVERABILITY. If for any reason any provision, paragraph or term of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Agreement shall be deemed to be severable.

16. GOVERNING LAW AND VENUE. This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed and construed in accordance with the laws of said State. Any proceeding arising under this Agreement shall be instituted in Fresno County, State of California.

17. HEADINGS. Paragraphs and subparagraph headings, used herein are included herein for convenience of reference only and shall not affect the construction of this Agreement nor constitute a part of this Agreement for any other purpose.

18. ATTORNEYS' FEES. Should any action or proceeding be commenced between the Parties concerning any provision of this Agreement, or the rights and duties of any party in relation thereto, the prevailing Party shall be entitled, in addition to such other relief as may be granted, to recover from the losing Party all costs and expenses, including reasonable attorneys', paralegals', and other professionals' fees and costs, incurred by such prevailing Party in such action or proceeding and in any appeal thereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

COMPANY                                     HOLDER
PACIFIC ETHANOL, INC.,
a California Corporation


By: ____________________________________    By: ________________________________
    Ryan Turner, Chief Operating Officer        Its:


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                                   EXHIBIT "A"

       WARRANT TO PURCHASE SHARES OF COMMON STOCK OF PACIFIC ETHANOL, INC.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OF THE ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                         Void after 4:59 P.M. September 12, 2012

Initial Number of Shares:           __________________
Initial Exercise Price:             $1.50 per share
Date of Grant:                      September 12, 2003
Expiration Date:                    September 12, 2012

THIS CERTIFIES THAT, for value received, ______________, or any person to whom the interest in this Warrant is lawfully transferred ("Holder") is entitled to purchase the above number (as adjusted pursuant to Section 4 hereof) of the non-assessable shares of the Common Stock (the "Shares") of Pacific Ethanol, Inc., a California corporation (the "Company") having an Initial Exercise Price as set forth above, subject to the provisions and upon the terms and conditions set forth herein. The exercise price, as adjusted from time-to-time as provided herein, is referred to as the "Exercise Price."

1. TERM. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time commencing on the Date of Grant and ending on the Expiration Date, after which time the Warrant shall be void.

2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. Subject to Section 1 hereof, the right to purchase Shares represented by this Warrant may be exercised by Holder, in whole or in part, for the total number of Shares remaining available for exercise by the surrender of this Warrant (with the Notice of Exercise and Investment Representation Statement forms attached hereto as Exhibit "B" and Exhibit "C", respectively, duly executed by Holder) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds, or by delivery to the Company of evidence of cancellation of indebtedness of the Company to such Holder, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be promptly delivered to Holder and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be promptly delivered to Holder.

3. EXERCISE PRICE. The Exercise Price at which this Warrant may be exercised shall be the Initial Exercise Price, as adjusted from time to time pursuant to
Section 4 hereof.

4. RECLASSIFICATION, REORGANIZATION, CONSOLIDATION OR MERGER. In the case of any reclassification of the Common Stock of the Company, or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), the Company, or such successor corporation, as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant and upon such exercise to receive, in lieu of each


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share of Common Stock issuable upon exercise of this Warrant, the number and kind of securities, money and property receivable upon such reclassification, reorganization, consolidation or merger by a holder of shares of Common Stock of the Company for each share of Common Stock. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4, including, without limitation, adjustments to the Exercise Price and to the number of shares issuable upon exercise of this Warrant. The provisions of this Section 4 shall similarly apply to successive reclassifications, reorganizations, consolidations or mergers.

5. TRANSFERABILITY AND NON-NEGOTIABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 5, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

6. MISCELLANEOUS. The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Common Stock to permit the exercise hereof in full. Such shares, when issued in compliance with the provisions of this Warrant and the Articles of Incorporation of the Company, as amended, will be duly authorized, validly issued, fully paid and non-assessable. No Holder of this Warrant, as such, shall, prior to the exercise of this Warrant, be entitled to vote or receive dividends or be deemed to be a shareholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon Holder, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant representing equivalent rights and interests. No fractional shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment equal to such fraction multiplied by the current market value of a Share, as defined in Section 6 of the Warrant Agreement by and between the original Holder and the Company. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns. This Warrant shall be governed by and construed under the laws of the State of California. Should any litigation be commenced between the parties hereto concerning this Warrant, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover from the losing party a reasonable sum for its attorneys' fees and costs in such litigation, or any other separate action brought for that purpose.


Holder: ________________________                 PACIFIC ETHANOL, Inc., a
                                                 California corporation

By: ___________________________                  By: ___________________________

Name: _________________________                  Name: _________________________

Title: ________________________                  Title: ________________________


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                                    EXHIBIT B
                               NOTICE OF EXERCISE

TO: PACIFIC ETHANOL, INC.


FROM: ________________________________

1. The undersigned hereby elects to purchase ___________ shares of the Common Stock of Pacific Ethanol, Inc. (the "Shares") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of the Shares in full.

2. Please issue a certificate or certificates representing the Shares of the Common Stock in the name of the undersigned or in such other name as is specified below:

         Name:    ___________________________

         Tax ID:  ___________________________

         Address: ___________________________

                  ___________________________

3. The undersigned represents that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling the Shares. In support thereof, the undersigned has executed the Investment Representation Statement attached hereto.


         Signed: ________________________

         Date: __________________________


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                                    EXHIBIT C
                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER:        _________________________________
COMPANY:          PACIFIC ETHANOL, INC.
SECURITY:         COMMON STOCK
AMOUNT:           _________________________________
DATE:             _________________________________

In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

(a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

(b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein.

(c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required as reflected in a written opinion of counsel for the Purchaser in a form reasonably satisfactory to the Company or receipt of a no-action letter from the Securities and Exchange Commission.

(d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company; the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

(e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

(f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Date: ____________________________  ____________________________
                                    Purchaser


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